UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2012

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this Item is described in Item 5.02 below.

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 16, 2012, The Bank of Glen Burnie, a wholly owned subsidiary of Glen Burnie Bancorp (the “Bank”) entered into a letter agreement with Edward B. Connelly, age 46, to serve as Chief Operating Officer and Senior Vice President of the Bank, effective August 27, 2012.

Mr. Connelly has 25 years of experience in management, accounting and financial reporting. Since 1987, he has held successive positions at various banks in Maryland, and from September 1999 through July 2012, Mr. Connelly served as the Chief Financial Officer and Corporate Secretary of Damascus Community Bank in Damascus, Maryland. He received a Bachelor of Science, with a major in accounting, from the University of Baltimore in 1989, and has been a certified public accountant since 1993.

Under the terms of Mr. Connelly’s employment, Mr. Connelly will receive an annual base salary of $165,000, subject to merit increases in the discretion of management, plus benefits. In addition, he is eligible to receive incentive compensation, pursuant to which Mr. Connelly will be eligible to receive (for 2012) up to 7.5% of his annual base salary if certain performance goals are met.

Mr. Connelly’s employment may be terminated by either party at any time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Employment Letter between The Bank of Glen Burnie and Edward B. Connelly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP (Registrant)
Date: July 19, 2012
	By:	/s/ Michael G. Livingston
Michael G. Livingston Chief Executive Officer